Exhibit d.4

NOTICE OF GUARANTEED DELIVERY FOR SHARES OF

COMMON STOCK OF KOHLBERG CAPITAL CORPORATION

SUBSCRIBED FOR PURSUANT TO THE [BASIC] SUBSCRIPTION

[AND THE OVER-SUBSCRIPTION PRIVILEGE]

Kohlberg Capital Corporation Rights Offering

As set forth in the Prospectus dated [    ] (the “Prospectus”) under “The Rights Offering—Subscription Agent,” this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares (the “Shares”) of common stock of Kohlberg Capital Corporation (the “Company”) subscribed for by exercise of [transferable] rights (“Rights”) pursuant to the [basic] subscription right [and the over-subscription privilege]. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to [    ], New York City time, on [    ] (the “Expiration Date”) or, if the offer is extended, by the close of business [    ] business days prior to the extended Expiration Date. The terms and conditions of the offer set forth in the Prospectus are incorporated by reference herein.

The Subscription Agent is:

[    ]

By Hand or Overnight Courier:	By Regular Mail:

[ ]	[ ]

By Facsimile: [ ] with required telephonic confirmation at [ ]

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF

INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET

FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The broker-dealer, trust company, bank or other nominee that completes this form must communicate the guarantee and the number of Shares subscribed for under both the basic subscription right and the over-subscription privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full of the estimated subscription price for all subscribed Shares and (ii) a properly completed and executed subscription certificate (the “Subscription Certificate”) to the Subscription Agent prior to [    ], New York City time, on the Expiration Date. The Subscription Certificate and full payment of

the estimated subscription price must then be delivered to the Subscription Agent by the close of business on [    ], which is the [    ] business day after the Expiration Date, unless extended by the Company. Failure to do so will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a broker-dealer, trust company, bank or other nominee, guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the close of business on the [    ] business day after the Expiration Date ([    ], unless extended by the Company) of (i) a properly completed and duly executed Subscription Certificate and (ii) payment in full of the estimated subscription price of $[    ] per share for the Shares subscribed for in the [basic] subscription right [and any additional shares subscribed for pursuant to the over-subscription privilege, if applicable,] as subscription for such Shares is indicated herein or in the Subscription Certificate.

1. [Basic] Subscription		Number of Shares requested for which you are guaranteeing delivery of Rights and Payment:	Payment to be made in connection with Shares
		Shares	$___________

[2. Over-Subscription		Number of Shares requested for which you are guaranteeing payment:	Payment to be made in connection with Shares:
		Shares	$___________]

[2.] [3.] Totals	Total Number of Rights to be Delivered:		$___________
	_________Rights		Total Payment

Method of Delivery of Rights (circle one):

A. Through The Depository Trust
Company (“DTC”)*	B. Direct to the Subscription Agent

[Please note that if you are guaranteeing for Shares subscribed for pursuant to the over-subscription privilege and are a DTC participant, you must also execute and forward to [            ] a nominee holder over-subscription certificate.]

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name (Please Type or Print)

Name of Registered Holder (If Applicable)

Telephone Number	Date

*	IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.